                                                                    EXHIBIT 12.1

                        PACKAGING CORPORATION OF AMERICA
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


                                                    Year Ended December 31,
                                     ------------------------------------------------------
                                                                                  Pro Forma
                                      1994     1995     1996     1997     1998      1998
                                     -------  -------  -------  -------  -------  ---------
Income (loss) before income taxes    127,246  371,229  150,182   46,104  118,968     2,884
Fixed charges                         38,876   39,931   44,736   35,500   34,846   167,374
                                     -------  -------  -------  -------  -------  ---------
  Earnings (loss)                    166,122  411,160  194,918   81,604  153,814   170,258
                                     -------  -------  -------  -------  -------  ---------
                                     -------  -------  -------  -------  -------  ---------
Fixed Charges:
  Interest expense                       740    1,485    5,129    3,739    2,782   159,476
  Interest portion of rent expense    38,136   38,446   39,607   31,761   32,064     7,898
                                     -------  -------  -------  -------  -------  ---------
  Fixed charges                       38,876   39,931   44,736   35,500   34,846   167,374
                                     -------  -------  -------  -------  -------  ---------
                                     -------  -------  -------  -------  -------  ---------
Ratio of earnings to fixed charges      4.27    10.30     4.36     2.30     4.41      1.02
                                     -------  -------  -------  -------  -------  ---------
                                     -------  -------  -------  -------  -------  ---------



                                        Six           Jan. 1,         April 12,          Pro Forma
                                       Months          1999             1999             Six Months
                                       Ended          Through          Through              Ended
                                      June 30,       April 11,         June 30,            June 30,
                                        1998           1999             1999                1999
                                      --------       ---------        ---------          ----------

Income (loss) before income taxes      77,290       (212,315)           11,311             (6,886)
Fixed charges                          17,858          8,691            35,678             82,349
                                      -------       --------           -------             ------
  Earnings (loss)                      95,148       (203,624)           46,989             75,463
                                      -------       --------           -------             ------

Fixed Charges:
  Interest expense                      1,681            221            34,079             78,195
  Interest portion of rent expense     16,177          8,470             1,599              4,154
                                      -------       --------           -------             ------
  Fixed charges                        17,858          8,691            35,678             82,349
                                      -------       --------           -------             ------
Ratio of earnings to fixed charges       5.33         Note 1              1.32             Note 1
                                      -------       --------           -------             ------
                                      -------       --------           -------             ------

Note 1: Due to the net loss, earnings were insufficient to cover fixed charges by $212,315 for the period January 1, 1999 through April 11, 1999 and by $6,886 for the pro forma six months ended June 30, 1999.